Exhibit 10.29

FLORIDA PRIVATE PASSENGER AUTOMOBILE QUOTA SHARE

REINSURANCE CONTRACT

issued to

ASSURANCEAMERICA INSURANCE COMPANY

Atlanta, Georgia

Effective: April 1, 2011		DOC: May 25, 2011
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FLORIDA PRIVATE PASSENGER AUTOMOBILE QUOTA SHARE

REINSURANCE CONTRACT

TABLE OF CONTENTS

Article		Page

	Preamble	4
1	Business Covered	4
2	Retention and Limit	5
3	Term	5
4	Special Termination	6
5	Maximum Limits of Liability	7
6	Territory	7
7	Assignments	7
8	Other Reinsurance	7
9	Exclusions	8
10	Premium	9
11	Provisional Ceding Commission	9
12	Commission Adjustment	10
13	Definitions	11
14	Extra Contractual Obligations/Loss in Excess of Policy Limits	11
15	Loss and Loss Adjustment Expense	12
16	Salvage and Subrogation	12
17	Original Conditions	13
18	No Third Party Rights	13
19	Accounts and Remittances	13
20	Offset	14
21	Currency	14
22	Unauthorized Reinsurance	14
23	Taxes	16
24	Access to Records	17
25	Confidentiality	17
26	Indemnification and Errors and Omissions	18
27	Insolvency	19
28	Arbitration	20
29	Service of Suit	21
30	Savings Clause	22
31	Governing Law	22
32	Entire Agreement	22
33	Non-Waiver	23
34	Intermediary	23
35	Mode of Execution	23
	Company Signing Block	24

Effective: April 1, 2011		DOC: May 25, 2011
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FLORIDA PRIVATE PASSENGER AUTOMOBILE QUOTA SHARE

REINSURANCE CONTRACT

Effective: April 1, 2011		DOC: May 25, 2011
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FLORIDA PRIVATE PASSENGER AUTOMOBILE QUOTA SHARE

REINSURANCE CONTRACT

(the “Contract”)

issued to

ASSURANCEAMERICA INSURANCE COMPANY

Atlanta, Georgia

(the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED

IN THE INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED TO AND FORMING PART OF THIS CONTRACT

(the “Reinsurer”)

Wherever the word “Company” is used in this Contract, such term shall be held to exclude any and/or all subsidiary or affiliated companies that are under the management of the Company. Notice shall be given to the Reinsurer of any subsidiary or affiliated companies or new books of business that may hereafter come under the management of the Company as soon as practicable thereafter. Furthermore, such business must be accepted by the Reinsurer in writing prior to such business being covered under the terms of this Contract.

ARTICLE 1

BUSINESS COVERED

This Contract is to share with the Reinsurer the interests and liabilities of the Company under Policies written in the State of Florida, written or renewed during the term of this Contract and classified by the Company as Private Passenger Automobile Liability (including but not limited to Bodily Injury Liability, Property Damage Liability, Personal Injury Protection, Medical Payments, and Uninsured and Underinsured Motorist Protection) and Physical Damage and Uninsured Motorist Property Damage Insurance as defined in the ISO Private Passenger Automobile Manual and individual risks as may be directly assigned to the Company under Private Passenger assigned risk pools, plans or other residual market mechanisms, subject to the terms and conditions herein contained.

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ARTICLE 2

RETENTION AND LIMIT

A.

The Company shall retain 50.0% of its liability hereunder. The Company shall cede under this Contract and the Reinsurer shall accept by way of reinsurance a 50.0% quota share of the Company’s liability hereunder.

B.

The Reinsurer shall pay to the Company the Reinsurer’s quota share of losses under the Policies, Loss Adjustment Expense, Extra Contractual Obligations and Loss in Excess of Policy Limits covered under this Contract. However, the Reinsurer’s liability hereunder for Extra Contractual Obligations, Loss in Excess of Policy Limits, and class action lawsuits shall not exceed its quota share of $600,000 any one Occurrence and further subject to its quota share of $2,000,000 for all such Occurrences for the term of this Contract. Recoveries under any Errors and Omissions insurance purchased by the Company shall inure to the benefit of coverage for Extra Contractual Obligations and Loss in Excess of Policy Limits provided hereunder.

C.

Notwithstanding the above, the Reinsurer’s liability for the Company’s loss under property Policies covered hereunder shall be limited to $200,000 any one Occurrence and further subject to a limit of $400,000 as respects all such Occurrences in the aggregate for the term of this Contract.

D.

Nevertheless, the Reinsurer’s liability hereunder shall not exceed 150% of the amount by which Losses Incurred during the term of this Contract plus ceding commission hereunder bears to the Net Premiums Written for the term of this Contract.

ARTICLE 3

TERM

A.

This Contract shall become effective on April 1, 2011, and shall remain in effect until March 31, 2012, both days inclusive, with respect to losses under Policies written or renewed during the term of this Contract.

B.

In the event of expiration of this Contract, or termination, as provided in the Special Termination Article, the Reinsurer shall continue to cover all Policies coming within the scope of this Contract, including those written or renewed during the period of notice, until the natural expiration or anniversary of such Policies, whichever occurs first, but in no event longer than 12 months from the date of expiration or termination plus odd time, not to exceed 15 months total. However, should any Policy be extended, continued or renewed due to regulatory or other legal restrictions, this Contract shall automatically provide extended coverage until the Company can legally terminate or non-renew such Policies, not to exceed 24 months from the date of expiration or termination.

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C.

Upon expiration or termination, the Company, at its option, may elect to terminate the Reinsurer’s liability for all losses occurring subsequent to expiration or termination. The Reinsurer shall pay to the Company the ceded unearned premium (net of provisional ceding commission thereon) under this Contract appropriate to the mode of expiration or termination.

ARTICLE 4

SPECIAL TERMINATION

A.

The Company may terminate a Subscribing Reinsurer’s share in this Contract at any time by giving 30 days’ prior written notice to the Subscribing Reinsurer, in the event any of the following circumstances occur:

1.	The Subscribing Reinsurer’s A.M. Best’s rating is assigned or downgraded below “A-”; or

2.	The Subscribing Reinsurer has become merged with, acquired by or controlled by any other company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations previously.

B.

Furthermore, the Company may terminate a Subscribing Reinsurer’s share in this Contract at any time by giving prior written notice to the Subscribing Reinsurer, in the event any of the following circumstances occur:

1.	A State Insurance Department or other legal authority orders the Subscribing Reinsurer to cease writing business; or

2.

The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

3.	The Subscribing Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent; or

4.	The Subscribing Reinsurer ceases assuming new and renewal property and casualty treaty reinsurance business.

C.

Termination shall be effected on a run-off or cut-off basis as set forth in the Term Article, at the sole discretion of the Company. The reinsurance premium due the Subscribing Reinsurer hereunder shall be pro rated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess premium received.

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ARTICLE 5

MAXIMUM LIMITS OF LIABILITY

A.

For purposes of determining the liability of the Reinsurer, the limits of liability of the Company with respect to any one Policy shall be deemed not to exceed the minimum statutory limits of liability or the limits of liability set forth below, whichever is greater:

Automobile Bodily Injury Liability	$25,000/$50,000
Property Damage Liability	$25,000
Uninsured/Underinsured Motorists Coverage	$25,000/$50,000
Medical Payments	$2,000

B.

In the event the Company is required to offer higher limits to individual risks under private passenger assigned risk pools, plans and other residual mechanisms, such higher limits shall be deemed to be statutory in compliance with the terms of this Contract, and the Reinsurer’s liability shall also include its proportion of those limits greater than the limits as specified herein.

ARTICLE 6

TERRITORY

This Contract shall cover only the Company’s Policies written in the State of Florida.

ARTICLE 7

ASSIGNMENTS

The provisions of the quota share participation of this Contract shall apply to risks assigned to the Company under any Assigned Risk Plan if, in the opinion of the Company, such risks were assigned to the Company because of the business reinsured hereunder.

ARTICLE 8

OTHER REINSURANCE

The Company may purchase inuring property catastrophe reinsurance, premium for which shall not exceed 0.5% of the subject premium hereunder (plus any applicable reinstatement premium) and shall be deducted from the Net Written Premium.

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ARTICLE 9

EXCLUSIONS

A.	This Contract does not cover:

1.	Garagekeepers’ Legal Liability.

2.	Vendor’s Single Interest.

3.	Vehicles primarily used as fire and police units.

4.	Automobile fleets and policies issued to automobile dealers.

5.	Mobile homes.

6.

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This exclusion shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia and including bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under Policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

7.	Losses excluded by the attached:

a.	Nuclear Incident Exclusion Clause – Liability – Reinsurance – U.S.A., and

b.	Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A.

8.	Reinsurance assumed by the Company.

9.	Vehicles used in racing or speed events, per the Company’s original Policies and any endorsements attached thereto.

10.	Pools, Associations and Syndicates per the attached Pools, Associations and Syndicates Exclusion Clause, except for assignments pursuant to the Assignments Article.

11.	Taxis, limos, buses and any other vehicle principally used as a public or livery conveyance.

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12.

Loss or damage or costs or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude any payment of the cost of the removal of debris or property damaged by a loss otherwise covered hereunder, but subject always to a limit of 25.0% of the Company’s property business under the original Policy.

13.	Business classified by the Company as Accidental Death and Dismemberment.

14.	Business classified by the Company as Program Business.

15.	Terrorism, to the extent excluded in the Company’s Policy.

B.

If the Company is bound, without the knowledge and contrary to the instructions of the Company’s supervisory personnel, on any business falling within the scope of one or more of the exclusions set forth herein, the exclusion shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge thereof and until the Company can legally terminate its liability thereunder.

C.

Business which is beyond the terms, conditions or limitations of this Contract may be submitted to the Reinsurer for special acceptance hereunder and such business, if accepted by the Reinsurer, shall be subject to all of the terms, conditions and limitations of this Contract, except as modified by the special acceptance.

ARTICLE 10

PREMIUM

A.	The Reinsurer shall be credited with its exact proportion of the Company’s Net Written Premium.

B.

It is agreed that the ceded Net Written Premium for Policies allocated to this Contract shall not exceed $12,500,000. In the event the premium limit applies, the quota share cession hereunder shall be reduced in the same proportion that the premium limit bears to the Company’s subject Net Written Premium. The provisions of this paragraph may be waived or altered by mutual agreement, in which event this Contract shall be amended.

ARTICLE 11

PROVISIONAL CEDING COMMISSION

A.

The Reinsurer shall allow the Company a provisional ceding commission of 20.00% of the Net Written Premium ceded and paid hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

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B.

It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except Loss Expense Allowance.

ARTICLE 12

COMMISSION ADJUSTMENT

A.

The provisional commission allowed the Company shall be adjusted in accordance with the provisions set forth herein. The adjusted commission rate shall be calculated as follows and be applied to Net Premiums Earned:

1.	If the ratio of Losses Incurred to Net Premiums Earned is 75.50% or greater, the adjusted commission rate shall be 19.00%;

2.

If the ratio of Losses Incurred to Net Premiums Earned is less than 75.50%, but not less than 71.50%, the adjusted commission rate shall be 19.00%, plus one-half of the difference in percentage points between 75.50% and the actual ratio of Losses Incurred to Net Premiums Earned;

3.	If the ratio of Losses Incurred to Net Premiums Earned is 71.50% or less, the adjusted commission rate shall be 21.00%.

B.

If the ratio of Losses Incurred to Net Premiums Earned is greater than 75.50%, the difference in percentage points between the actual ratio of Losses Incurred to Net Premiums Earned and 75.50% shall be multiplied by Net Premiums Earned and the product shall be carried forward to the successor contract to this Contract as a debit to Losses Incurred. If the ratio of Losses Incurred to Net Premiums Earned is less than 71.50%, the difference in percentage points between 71.50% and the actual ratio of Losses Incurred to Net Premiums Earned shall be multiplied by Net Premiums Earned and the product shall be carried forward to the successor contract to this Contract as a credit to Losses Incurred. However, no debit or credit carryforward shall affect results of adjustments beyond the third contract year following the expiration date of this Contract.

C.

Within 12 months after the expiration date of this Contract, and annually thereafter until all losses subject hereto have been finally settled, the Company shall calculate and report the adjusted commission on Net Premiums Earned. If the adjusted commission on Net Premiums Earned is less than commissions previously allowed by the Reinsurer on Net Premiums Earned, the Company shall remit the difference to the Reinsurer with its report. If the adjusted commission on Net Premiums Earned is greater than commissions previously allowed by the Reinsurer on Net Premiums Earned, the Reinsurer shall remit the difference to the Company as promptly as possible after receipt and verification of the Company’s report.

Effective: April 1, 2011		DOC: May 25, 2011
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ARTICLE 13

DEFINITIONS

A.	“Policy” means any binder, policy or contract of insurance issued, accepted or held covered provisionally or otherwise, for and on behalf of the Company.

B.

“Net Written Premium” means the original premiums received by the Company, prior to disbursement of any dividends, but less cancellations and return premiums, and less premiums, if any, ceded by the Company for inuring reinsurance.

C.	“Net Premiums Earned” means ceded Net Written Premium for Policies allocated to this Contract, less the unearned portion thereof as of the effective date of calculation.

D.

“Losses Incurred” means ceded losses paid as of the effective date of calculation, plus the ceded reserves for losses outstanding as of the same date, plus the debit or minus the credit, as respects each Subscribing Reinsurer, the dollar amount of the deficit or credit incurred by that Subscribing Reinsurer under the predecessor to this Contract, if any. “Losses Incurred” shall also include the Loss Expense Allowance applied to Net Premiums Earned as of the date of calculation.

E.	“Occurrence” means each accident, casualty, disaster or loss, or series of accidents, casualties, disasters or losses, arising out of or caused by one event.

ARTICLE 14

EXTRA CONTRACTUAL OBLIGATIONS/LOSS IN EXCESS OF POLICY LIMITS

A.

This Contract shall cover Extra Contractual Obligations, as provided in the Retention and Limit Article. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.

This Contract shall cover Loss in Excess of Policy Limits, as provided in the Retention and Limit Article. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the original Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

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C.

An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.

For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.

Loss adjustment expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder subject to the provisions of Article 15 – Loss and Loss Adjustment Expense.

F.

However, this Article shall not apply where the loss has been incurred due to the finding of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.	In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 15

LOSS AND LOSS ADJUSTMENT EXPENSE

The Company or its authorized representative shall adjust, settle or compromise all claims and losses under Policies reinsured hereunder. All such adjustments, settlements and compromises made by the Company or its authorized representative, when binding upon the Company, shall be binding upon the Reinsurer, it being the intention of the parties that the Reinsurer shall follow the fortunes of the Company in any and all respects without limitation, except as specifically provided for in this Contract. It is agreed for purposes of this Contract that the Reinsurer shall provide the Company an allowance for such loss adjustment expenses equal to 10.00% of the Net Premiums Earned (Loss Expense Allowance) hereunder. The Reinsurer may at any time, at its own expense, be associated with the Company in the defense of any claim, loss or legal proceeding, provided that the Company shall have the authority, in its sole judgment, to make the final decision as to its conduct of any claim.

ARTICLE 16

SALVAGE AND SUBROGATION

The Reinsurer shall be credited with its proportionate share of salvage or subrogation recoveries (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder.

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ARTICLE 17

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 18

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 19

ACCOUNTS AND REMITTANCES

A.	Within 30 days following the end of each month, the Company shall render a net account to the Reinsurer. Such account shall contain the following, summarized by line of business:

1.	The Reinsurer’s share of Net Written Premium accounted for during the month; less,

2.	The provisional ceding commission thereon, as provided for in this Contract; less,

3.	The Reinsurer’s share of loss and the Loss Expense Allowance equal to 10.00% of the Net Premiums Earned during the month; plus,

4.	The Reinsurer’s share of subrogation, salvage or other recoveries during the month.

B.

If the amount due as respects the monthly account is due to the Reinsurer, the Company shall remit the amount due with the report. If the amount due as respects the monthly account is due to the Company, the Reinsurer shall remit the amount due within 15 business days after receipt of the account.

C.	This account shall also bear a notation advising of the outstanding loss reserve at the end of the month, as well as the unearned premium reserve at the end of the month.

D.	Within 30 days following the expiration or termination of this Contract, the Company shall furnish the following information to the Reinsurer:

1.	A summary of Net Written Premium and Net Premiums Earned;

2.	A summary of Net Written Premium collected;

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3.	A summary of paid and outstanding loss and the 10.00% Loss Expense Allowance;

4.	Any other information which the Reinsurer may require for its Annual Convention Statements which may be reasonably available to the Company.

ARTICLE 20

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

ARTICLE 21

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars.

B.

For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 22

UNAUTHORIZED REINSURANCE

A.	This Article applies only to the extent a Subscribing Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.

B.

The Company agrees, in respect of its Policies falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it will forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows:

1.	unearned premium (if applicable);

2.	known outstanding losses that have been reported to the Reinsurer;

3.	losses paid by the Company but not recovered from the Reinsurer;

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4.	losses incurred but not reported;

5.	Loss Expense Allowance due but not recovered from the Reinsurer;

6.	all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.

C.

The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.

D.

When funding by a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.

The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.

to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);

3.

to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess

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of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid by the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

F.

If the amount drawn by the Company is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

H.

At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.

If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.

If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

ARTICLE 23

TAXES

A.	In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or

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when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.	1.

Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.

In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 24

ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the Policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration or termination of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

ARTICLE 25

CONFIDENTIALITY

A.

The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement, execution and performance of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

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B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.	when required by retrocessionaires as respects the business ceded to this Contract, provided that the Reinsurer ensures that such retrocessionaires abide by the terms of this Article;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.

Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors, shareholders and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 26

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under its quota share reinsurance. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under its quota share reinsurance;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under its quota share reinsurance.

C.	Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach

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to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 27

INSOLVENCY

A.

If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article will apply severally to each such company. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws will prevail.

B.

In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the

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conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 28

ARBITRATION

A.

Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.

One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.

If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The arbitration shall take place in the city in which the Company’s Head Office is located or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

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F.

The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. Judgment upon an award may be entered in any court having jurisdiction thereof.

G.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 29

SERVICE OF SUIT

A.

This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.

This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.

In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.

Service of process in such suit may be made upon Kerns, Frost & Pearlman, LLC, 70 West Madison Street, Suite 5350, Chicago, Illinois 60602. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

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E.

Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 30

SAVINGS CLAUSE

If any law or regulation of any Federal, State or local government of the United States of America, or the ruling officials having supervision over insurance companies, should prohibit or render illegal this Contract, or any portion thereof, as to risks or properties located in the jurisdictions of such authority, either the Company or the Reinsurer may upon written notice to the other suspend or abrogate this Contract insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such laws, regulations or ruling. Such illegality shall in no way affect any other portion hereof, provided that the Reinsurer or Company may terminate or suspend this Contract insofar as it relates to the business to which such law or regulation may apply.

ARTICLE 31

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Georgia, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 32

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous or written agreements with respect to matters referred to in this Contract. This Contract may not be modified, amended or changed except by an agreement in writing signed by both parties.

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ARTICLE 33

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

ARTICLE 34

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Expense Allowance, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Guy Carpenter & Company, LLC, 3600 Minnesota Drive, Suite 400, Edina, Minnesota 55435. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

ARTICLE 35

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	An original written ink signature of paper documents.

2.	An exchange of facsimile copies showing the original written ink signature of paper documents.

3.

Electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

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IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this      day of             , in the year of             .

ASSURANCEAMERICA INSURANCE COMPANY

FLORIDA PRIVATE PASSENGER AUTOMOBILE QUOTA SHARE

REINSURANCE CONTRACT

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NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(1)

This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or Reinsurer formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)

Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original Policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.	It is agreed that the Policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction

bodily injury or property damage

with respect to which an insured under the Policy is also an insured under a nuclear energy liability Policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such Policy but for its termination upon exhaustion of its limit of liability.

II.

Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or Policies of a similar nature; and the liability portion of combination forms related to the four classes of Policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.	The inception dates and thereafter of all original Policies as described in II above, whether new, renewal or replacement, being Policies which either

(a)	become effective on or after 1st May, 1960, or

(b)	become effective before that date and contain the Limited Exclusion Provision set out above;

provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or Policies or combination Policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

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(3)

Except for those classes of Policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability Policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the Policy does not apply:

I.	Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

(a)

with respect to which an insured under the Policy is also an insured under a nuclear energy liability Policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such Policy but for its termination upon exhaustion of its limit of liability; or

(b)

resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this Policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II.	Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief

first aid,

to expenses incurred with respect to

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bodily injury, sickness, disease or death

bodily injury

resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.	Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

resulting from the hazardous properties of nuclear material, if

(a)	the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)	the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)	the

injury, sickness, disease, death or destruction

bodily injury or property damage

arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility.

property damage to such nuclear facility and any property thereat.

IV.	As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material,” “special nuclear material,” and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes

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produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; “nuclear facility” means

(a)	any nuclear reactor,

(b)	any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c)

any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

With respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property. “property damage” includes all forms of radioactive contamination of property.

V.

The inception dates and thereafter of all original Policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being Policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

(i)	Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)	statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4)

Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability Policies of the Reassured in Canada and that with respect to such Policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions

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adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability Policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

NOTES:	Wherever used herein the terms:

	“Reassured”	shall be understood to mean “Company,” “Reinsured,” “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement,” “Contract,” “Policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurer”	shall be understood to mean “Reinsurer,” “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or Reinsurer.

21/9/67

NMA 1590 (amended)

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NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE -

REINSURANCE - U.S.A.

1.

This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurer formed for the purpose of covering Atomic or Nuclear Energy risks.

2.

Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.

Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.

Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)

where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.

Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

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5.	It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)

all Policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)

with respect to any risk located in Canada Policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

NMA 1119

NOTES:	Wherever used herein the terms:

	“Reassured”	shall be understood to mean “Company,” “Reinsured,” “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement,” “Contract,” “Policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurer”	shall be understood to mean “Reinsurer,” “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or Reinsurer.

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POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

Section A:

Excluding:

(1)	All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(2)

Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

Section B:

Excluding business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in any Pool, Association or Syndicate, whether by way of insurance or reinsurance, formed for the purpose of writing any of the following:

Oil, Gas or Petro-Chemical Plants and/or

Oil or Gas Drilling Rigs

Aviation Risks

Section B does not apply:

(1)	Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

(2)	To interests traditionally underwritten as Inland Marine and/or Stock and/or Contents written on a Blanket basis.

(3)

To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate indicated above, other than as provided for under Section B(1).

NOTES:	Wherever used herein the terms:

	“Company”	shall be understood to mean “Company,” “Reinsured,” “Reassured” or whatever other term is used in the attached

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reinsurance document to designate the reinsured company or companies.

“Agreement”	shall be understood to mean “Agreement,” “Contract,” “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurer”	shall be understood to mean “Reinsurer,” “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or Reinsurer.

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TRUST AGREEMENT REQUIREMENTS CLAUSE

A.

Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.

Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.

B.

If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.

Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

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3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.

C.

If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator. If such ceding insurer is subject to the commercial domicile laws or regulations of another state, such laws or regulations shall apply to the extent not in conflict with those of such ceding insurer’s domicile.

Effective: April 1, 2011		DOC: May 25, 2011
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